UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2024

TNF Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36268	22-2983783
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

TNF Pharmaceuticals, Inc. 855 N. Wolfe Street, Suite 623
Baltimore, MD	21205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 848-8698

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TNFA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 1, 2024, TNF Pharmaceuticals, Inc. (the “Company”), entered into a Stock Purchase Agreement, dated as of October 1, 2024 (the “Purchase Agreement”), by and between the Company and Prevail Partners, LLC (“Prevail”), pursuant to which, the Company agreed to sell to Prevail 283,019 shares of the Company’s common stock (the “Shares”), par value $0.001 per share (“Common Stock”), at a price per share equal to $2.12, which was 120.0% of the dollar volume-weighted average price of the Company’s Common Stock on the Nasdaq Stock Capital Market LLC for the thirty (30) trading days immediately preceding the date of the Purchase Agreement (the “Private Placement”).

The Purchase Agreement contains certain representations and warranties and indemnification provisions customary for similar transactions. The gross proceeds to the Company from the Private Placement were $600,000 (the “Purchase Price”). The Company intends to use the net proceeds received from the Private Placement for general corporate purposes and working capital. In addition, pursuant to the Purchase Agreement, Prevail may, if agreed to in writing by the Company and Prevail, pay the Purchase Price directly to Prevail InfoWorks, Inc. (“InfoWorks”), an affiliate of Prevail, in satisfaction of certain invoices issued pursuant to that certain Master Services and Technology Agreement, dated as of August 23, 2024, by and between the Company and InfoWorks.

The Private Placement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Prevail has represented to the Company that it is an accredited investor within the meaning of Rule 501(a) of Regulation D and that it is acquiring the applicable securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Shares are being offered without any general solicitation by the Company or its representatives.

The foregoing description of terms and conditions of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, which is attached hereto as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities

The matters described in Item 1.01 of this Current Report on Form 8-K related to the Private Placement are incorporated herein by reference. In connection with the issuance of the Shares in the Private Placement described in Item 1.01, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder for transactions not involving a public offering.

This report shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01 Other Events.

On October 2, 2024, the Company issued a press release announcing the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated as of October 1, 2024, by and between TNF Pharmaceuticals, Inc. and Prevail Partners, LLC.
99.1	Press release, dated October 2, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNF PHARMACEUTICALS, INC.

Date: October 7, 2024	By:	/s/ Joshua Silverman
	Name:	Joshua Silverman
	Title:	Director